Exhibit 99.1

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000                                                                                              www.gbrx.com

For release: March 22, 2023, 6:00 a.m. EDT	Contact: Justin Roberts, Investor Relations Jack Isselmann, Media Relations 503-684-7000

Greenbrier announces new railcar orders and preliminary results for fiscal second quarter

~ Orders for 4,500 units valued at $580 million during fiscal Q2 ~

~ GAAP EPS range of $0.95 to $1.00 ~

Lake Oswego, Oregon, March 22, 2023 – The Greenbrier Companies, Inc. (NYSE: GBX) today announced that it had received orders for 4,500 new railcars with an aggregate value of $580 million during its fiscal second quarter ended on February 28, 2023. Orders for the quarter included tank cars, automobile-carrying railcars, boxcars and covered hopper cars, and were consistent with Greenbrier’s expectations for the period.

Separately, Greenbrier today announced preliminary financial results for its fiscal second quarter ended February 28, 2023. Greenbrier expects revenue of approximately $1.1 billion, deliveries of 7,200 units and GAAP EPS of $0.95 to $1.00 per share.

Lorie L. Tekorius, CEO and President, said, “Our order activity and financial performance in the second quarter demonstrate Greenbrier’s market-leading position in freight railcar sales, leasing and services. This reflects great execution by our commercial and leasing teams, excellence in engineering, agility in manufacturing and resourcefulness in global sourcing. Fundamentally, Greenbrier is well-positioned and moving ahead in our markets.”

Greenbrier expects to announce fiscal second-quarter earnings on April 10. In place of a conference call, Greenbrier will provide additional information regarding its recent financial performance and strategic plans at its previously announced Investor Day on April 12. Webcast registration details are available at Greenbrier’s investor relations website at investors.gbrx.com. A live webcast of the Investor Day, including presentation materials, will be accessible through Greenbrier’s website. A replay of the webcast will be available following the live presentations.

Certain orders referenced in this release are subject to customary documentation and completion of terms.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our maintenance services business unit. Greenbrier manages 408,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. GBXL and Greenbrier own a lease fleet of approximately 14,100 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Announces Orders; Preliminary Q2 Results . . . (Cont.)	Page 2

This press release contains forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “demonstrate,” “expect,” “leading,” “moving,” “reflect,” “well-positioned” and similar expressions to identify forward-looking statements. These forward-looking statements include statements concerning Greenbrier’s expected financial results. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Such risks, uncertainties and important factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; the war in Ukraine and related events, and the COVID-19 pandemic, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, operations and supply disruptions and labor shortages). Our backlog of railcar units and marine vessels and other orders not included in backlog are not necessarily indicative of future results of operations. There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including the risks, uncertainties and factors described in more detail in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed Annual Report on Form 10-K. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

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